Exhibit 99.1

Melar Acquisition Corp. I and Everli Global Inc. Announce Confidential Submission of Registration Statement on Form S-4

NEW YORK & MILAN, January 23, 2026--(BUSINESS WIRE)--Melar Acquisition Corp. I (NASDAQ: MACI) (“Melar”), a publicly traded special purpose acquisition company, and Everli Global Inc. (“Everli”), a major e-grocery platform in Italy, today announced that Melar has confidentially submitted a draft registration statement on Form S-4 to the U.S. Securities and Exchange Commission (“SEC”) in connection with the previously announced proposed business combination between Melar and Everli (the “Proposed Transaction”).

The draft registration statement has been submitted on a confidential basis and has not yet been declared effective. The Form S-4 will include a proxy statement/prospectus providing important information about the Proposed Transaction.

The Proposed Transaction, which was announced on July 31, 2025, is expected to result in Everli becoming a publicly traded company, subject to approval by Melar’s shareholders and the satisfaction of other closing conditions.

No assurances can be given that the Proposed Transaction will be consummated, or as to the timing or terms thereof.

About Everli Global Inc.

Everli is a major e-grocery technology & fulfillment platform in Italy, seamlessly connecting consumers with their favorite grocery retailers through a fully integrated digital marketplace. By managing the entire logistics chain, from online ordering to in-store picking and last-mile delivery, Everli empowers retailers to offer a premium online shopping experience without the need for additional infrastructure, staffing, or operational changes. Its model is built on exclusive partnerships with the country’s top grocery chains, ensuring broad product availability and trusted brand access for consumers. At the heart of Everli’s operations is a dedicated network of trained shoppers who ensure accuracy, freshness, and reliability with every order. Everli’s union-endorsed delivery framework reinforces its commitment to fair labor practices while supporting consistent service quality at scale. For more about Everli, visit https://about.everli.com/. You can also follow Everli on LinkedIn https://www.linkedin.com/company/everliofficial/.

About Melar Acquisition Corp. I

Melar is a special purpose acquisition company sponsored by Melar Acquisition Sponsor I LLC and incorporated under the laws of Cayman Islands for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Additional Information and Where to Find It

In connection with the Proposed Transaction, Melar and Everli intend to file a registration statement on Form S-4 with the SEC (as amended from time to time, the “Registration Statement”), which will include a proxy statement to Melar shareholders and a prospectus for the registration of the securities to be issued in connection with the Proposed Transaction. After the Registration Statement is declared effective by the SEC, the definitive proxy statement/prospectus and other relevant documents will be mailed to the shareholders of Melar as of a record date to be established for voting on the Proposed Transaction and will contain important information about the Proposed Transaction and related matters. Shareholders of Melar and other interested persons are advised to read, when available, these materials (including any amendments or supplements thereto) and any other relevant documents, because they will contain important information about Melar, Everli and the Proposed Transaction. Shareholders and other interested persons will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, and other relevant materials in connection with the Proposed Transaction, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Melar Acquisition Corp. I, 143 West 72nd Street, 4th Floor, New York, NY 10023, United States, Attn: Gautam Ivatury, Chairman & Chief Executive Officer. The information contained on, or that may be accessed through, the websites referenced in this press release in each case is not incorporated by reference into, and is not a part of, this press release.

BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF MELAR ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Participants in the Solicitation

Melar, Everli, and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Melar’s shareholders in connection with the Proposed Transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Melar’s directors and officers in Melar’s SEC filings. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Melar’s shareholders in connection with the Proposed Transaction will be set forth in the proxy statement/prospectus for the Proposed Transaction when available. Information concerning the interests of Melar’s and Everli’s participants in the solicitation, which may, in some cases, be different than those of their respective equity holders generally, will be set forth in the proxy statement/prospectus relating to the Proposed Transaction when it becomes available.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. federal securities laws with respect to the parties and the Proposed Transactions. Melar’s and/or Everli’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. No representations or warranties, express or implied are given in, or in respect of, this press release. When this press release uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements.

These forward-looking statements and factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger, as amended, with respect to the Proposed Transaction; (2) the outcome of any legal proceedings that may be instituted against the parties and definitive agreements with respect thereto; (3) the inability to complete the Proposed Transaction, including due to failure to obtain approval of the shareholders of Everli and Melar or other conditions to closing of the Proposed Transaction; (4) the inability to obtain or maintain the listing of the public company’s shares on Nasdaq or another national securities exchange following the Proposed Transaction; (5) the ability of Melar to remain current with its SEC filings; (6) the risk that the Proposed Transaction disrupts current plans and operations as a result of the announcement and consummation of the Proposed Transaction; (7) the ability to recognize the anticipated benefits of the Proposed Transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (8) costs related to the Proposed Transaction; (9) changes in applicable laws or regulations; (10) the inability of Everli to implement business plans, forecasts, and other expectations after the completion of the Proposed Transaction; (11) the risk that additional financing in connection with the Proposed Transaction, or additional capital needed following the Proposed Transaction to support Everli’s business or operations, may not be raised on favorable terms or at all; and (12) other risks and uncertainties included in documents filed or to be filed with the SEC by Melar and/or Everli.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Registration Statement referenced above when available and other documents filed by Melar and Everli from time to time with the SEC. These filings will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. There may be additional risks that neither Melar nor Everli presently knows, or that Melar and/or Everli currently believe are immaterial, that could cause actual results to differ from those contained in the forward-looking statements. For these reasons, among others, investors and other interested persons are cautioned not to place undue reliance upon any forward-looking statements in this press release. Past performance by Melar’s or Everli’s management teams and their respective affiliates is not a guarantee of future performance. Therefore, you should not place undue reliance on the historical record of the performance of Melar’s or Everli’s management teams or businesses associated with them as indicative of future performance of an investment or the returns that Melar or Everli will, or may, generate going forward. Neither Melar nor Everli undertakes any obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this press release, except as required by applicable law.

No Offer or Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Transaction and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, or an exemption therefrom.

Contacts

Investors and Media Contacts

For Everli:

Tony Sklar, Head of IR
ir@everli.com
Tel: +1 (347) 588-4226

For Melar:

Cohen & Company Capital Markets
capitalmarkets@cohencm.com

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